Exhibit 3.12

State of Delaware Secretary of State Division of Corporations Delivered 02:00 PM 03/26/2009 FILED 01:51 PM 03/26/2009 SRV 090305312 – 4669757 FILE

CERTIFICATE OF FORMATION

OF

APL SUB, LLC

This Certificate of Formation of APL Sub, LLC (the “LLC”) is duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is APL Sub, LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 26th day of March, 2009.

By:	/s/ Lisa Washington
Lisa Washington, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:50 PM 03/31/2009 FILED 12:48 PM 03/31/2009 SRV 090319277 – 4669757 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	The name of the limited liability company is APL Sub, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

“FIRST: The name of the limited liability company formed hereby is APL Laurel Mountain, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 31st day of March, 2009.

By:	/s/ Lisa Washington
Lisa Washington, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 05:31 PM 05/06/2011 FILED 05:25 PM 05/06/2011 SRV 110506293 – 4669757 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is APL Laurel Mountain, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	/s/ Gerald R. Shrader
Authorized Person

Name:	Gerald R. Shrader, Secretary
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DE173 - 07/27/2009 C T System Online